UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2009

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	(Number)	Identification No.)
incorporation)

235 East 42nd Street	10017
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(212) 573-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously announced, Pfizer Inc., a Delaware corporation (the “Company”), Wagner Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), and Wyeth, a Delaware corporation, entered into a definitive Agreement and Plan of Merger dated as of January 25, 2009 (the “Merger Agreement”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into Wyeth, with Wyeth surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger is subject to Wyeth shareholder approval, governmental and regulatory approvals, the satisfaction of certain conditions related to the debt financing for the transaction, and other usual and customary closing conditions.

The preliminary unaudited pro forma condensed combined financial information reflecting the Merger and Wyeth’s audited historical consolidated financial statements and related notes are attached hereto as Exhibits 99.1 and 99.2.

Forward Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Pfizer and Wyeth, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Pfizer's and Wyeth's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Neither Pfizer nor Wyeth undertake any obligation to update publicly or revise any forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Pfizer and Wyeth will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the failure of Wyeth stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Pfizer's and Wyeth's ability to accurately predict future market conditions; dependence on the effectiveness of Pfizer's and Wyeth's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Pfizer's 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 27, 2009, Wyeth's 2008 Annual Report on Form 10-K filed with the SEC on February 27, 2009, included in the “Risk Factors” section of each of these filings, and each company's other filings with the SEC available at the SEC's Internet site (http://www.sec.gov).

Additional Information

In connection with the proposed Merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Wyeth that also constitutes a prospectus of the Company.  Wyeth will mail the proxy statement/prospectus to its stockholders.  The Company and Wyeth urge investors and security holders to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from the Company’s website, www.pfizer.com, under the tab “Investors” and then under the tab “SEC Filings”.  You may also obtain these documents, free of charge, from Wyeth’s website, www.wyeth.com, under the heading “Investor Relations” and then under the tab “Financial Reports/SEC Filings”.  The Company, Wyeth and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Wyeth stockholders in favor of the Merger.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Wyeth stockholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.  You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on March 13, 2009.  You can find information about Wyeth’s executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2008.  You can obtain free copies of these documents from the Company and Wyeth using the contact information above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Wyeth

	99.1	Wyeth’s Audited Historical Consolidated Financial Statements and Related Notes

	99.2	Pfizer’s preliminary Unaudited Pro Forma Condensed Combined Financial Statements and Related Notes

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By:/s/ Matthew Lepore
Matthew Lepore
Vice President, Chief Counsel – Corporate Governance,
and Assistant General Counsel

Dated: March 13, 2009

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Wyeth

99.1	Wyeth’s Audited Historical Consolidated Financial Statements

99.2	Pfizer’s preliminary Unaudited Pro Forma Condensed Combined Financial Statements